Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-95702, 033-97542, 333-02828, 333-02892, 333-20245, 333-24493, 333-30328, 333-40185 and 333-123434 of Protection One, Inc. on Form S-8, and in Registration Statement No. 333-50383 of Protection One, Inc. and Protection One Alarm Monitoring, Inc. on Form S-3, of our report dated March 16, 2006, April 10, 2006, as to the effects of the restatement discussed in Note 17 (which report contains an explanatory paragraph discussing the restatement of the consolidated financial statements as of December 31, 2005 and for the period February 9, 2005 through December 31, 2005), relating to the consolidated financial statements and consolidated financial statement schedule of Protection One, Inc., appearing in this Amended Annual Report on Form 10-K/A of Protection One, Inc. and Protection One Alarm Monitoring, Inc. for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Kansas City, Missouri
April 10, 2006